Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have read Form 6-K dated November 19, 2024 of DDC Enterprise Limited (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm. We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

/s/ Enrome LLP

Singapore, Singapore

November 19, 2024

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